INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No.14 to Registration Statement (No. 33-52805) on Form N-1A of Cutler Trust of our report dated August 9, 2002 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 28, 2002